EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Janel World Trade Ltd.
150-14 132nd Avenue
Jamaica, New York 11434

Gentlemen:

We have issued our report dated November 22, 2004 accompanying the financial statements of Janel World Trade Ltd. and subsidiaries contained in the Form 10-K under the Securities Exchange Act of 1934, as amended. We consent to the use of the aforementioned report in the Form 10-K under the Securities Exchange Act of 1934, as amended, and to the use of our name as it appears in Item 9 of Form 10-K.

                                                    /S/   PARITZ & COMPANY, P.A.
                                                    ----------------------------
                                                          Paritz & Company, P.A.

Hackensack, New Jersey
December 28, 2004